Exhibit 99.1

FOR IMMEDIATE RELEASE

Volt Information Sciences Reports Fiscal 2015 Fourth Quarter
and Full Year Financial Results

NEW YORK, NY, January 13, 2016 – Volt Information Sciences, Inc. (NYSE-MKT: VISI), a global provider of staffing services and information technology infrastructure services, today reported results for its fourth quarter and full year ended November 1, 2015. Key elements include:

•	Fourth quarter net revenue of $364.0 million down 0.2% compared to the prior quarter and down 15.3% year-over-year; Full year net revenue of $1,496.9 million down 12.5% year-over-year

•
Fourth quarter income from continuing operations of $0.1 million or $1.0 million excluding special items; Full year loss from continuing operations of $19.8 million, or $5.5 million excluding special items

•
Significant progress in ongoing efforts to sell non-core operations during fiscal 2015 including the sale of substantially all of the assets of Volt Telecommunications Group in the fourth quarter, the sale of the Uruguayan publishing and printing business in the third quarter and sale of the computer systems business in the first quarter. Subsequent to the end of the fourth quarter, the Company completed the sale of its Uruguayan staffing business and today announced plans to sell Maintech, its IT infrastructure services business

•
Subsequent to the end of the fourth quarter, the Company implemented a cost reduction plan that included a reduction in workforce of approximately 200 employees. Estimated restructuring charges are expected to be $3.0 million throughout fiscal 2016, with estimated annual cost savings of $10 million

•
Subsequent to the end of the fourth quarter, the Company entered into a one-year extension of its $150.0 million Financing Program with PNC Bank, National Association (“PNC”) with an expiration date of January 31, 2017

Commenting on Volt’s fourth quarter results, Michael Dean, President and CEO, said, “We ended fiscal 2015 with a productive fourth quarter. We have made meaningful progress in our efforts to stabilize Volt’s financial performance. We were successful in maintaining our book of business and our fourth quarter revenues held steady compared to the prior quarter. Importantly, we also made significant progress on our strategic initiatives to divest non-core assets with the sale of substantially all of the assets of Volt Telecommunications Group and more recently, our Uruguayan staffing business. I’m also pleased to announce that we have commenced the sale process for our last remaining non-core business, Maintech. The divestiture of these assets will enable us to better focus management’s attention on resources and opportunities within our core staffing business where we believe we are better positioned to add value.”

Volt Information Sciences Reports Fiscal 2015 Fourth Quarter and Full Year Results January 13, 2016 Page 2 of 10

Mr. Dean concluded, “In the fourth quarter, we took concrete steps towards advancing our plan to shore up our balance sheet and provide the foundation for returning Volt to profitable growth. We remain focused on strengthening our liquidity position, reducing expenses and improving our cost structure, as well as reinvesting in the growth of our business. I am confident our efforts will lead to a significant improvement in our financial and operational performance going forward.”

Fiscal 2015 Fourth Quarter Results
Total revenue for the fiscal 2015 fourth quarter was $364.0 million, down $0.7 million or 0.2% compared to $364.7 million for the third quarter of fiscal 2015. Compared to the prior year period, total revenue decreased $65.7 million, or 15.3% compared to net revenues of $429.7 million for the fourth quarter of fiscal 2014.

Staffing Services segment revenue was $342.3 million, a $0.9 million or 0.3% increase compared to $341.4 million for the third quarter of fiscal 2015. Compared to the prior year period, Staffing Services segment revenues declined $60.8 million, or 15.1% compared to Staffing Services revenues of $403.1 million in the fourth quarter of fiscal 2014. Other segment revenue was $21.6 million in the fourth quarter of fiscal 2015, compared to $23.3 million in the third quarter and $26.6 million in the prior year period.

Staffing Services segment operating income in the fourth quarter of fiscal 2015 of $5.6 million included $1.2 million of special items related to impairment charges and restructuring costs.  Excluding the impact of these special items, Staffing Services segment operating income would have been $6.8 million on a Non-GAAP basis.

Income from continuing operations in the fiscal 2015 fourth quarter of $0.1 million included special items of $0.9 million. Excluding these items income from continuing operations for the fourth quarter of 2015 would have been $1.0 million on a Non-GAAP basis.

Adjusted EBITDA, which is also a Non-GAAP measure, was $5.3 million in the fiscal 2015 fourth quarter. Adjusted EBITDA excludes the impact of interest expense, income tax expense, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Fiscal 2015 Full Year Results
Total revenue for the full year of fiscal 2015 was $1,496.9 million, down $213.1 million, or 12.5% compared to $1,710.0 million for the full year of fiscal 2014. Staffing Services segment revenue decreased to $1,406.8 million, a decline of $192.2 million, or 12.0% compared to revenues of $1,599.0 million in the same period last year. Other segment revenue was $90.1 million compared to $111.0 million in the comparable period last year.

Loss from continuing operations in fiscal 2015 of $19.8 million included special items of $14.3 million. Excluding these items, the loss from continuing operations in 2015 would have been $5.5 million on a Non-GAAP basis.

Volt Information Sciences Reports Fiscal 2015 Fourth Quarter and Full Year Results January 13, 2016 Page 3 of 10

Liquidity
As of November 1, 2015, the Company had $49.4 million of available liquidity for working capital requirements. As of January 8, 2016, the Company had available liquidity of approximately $53.1 million.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2015 fourth quarter and full year financial results will be held today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. Volt’s President and CEO Michael Dean and CFO Paul Tomkins will host the conference call. Participants can listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9712 (201-689-8323 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Wednesday January 13, 2016 at 8:00 p.m. Eastern Time through Wednesday, January 27, 2016 at 11:59 p.m. Eastern Time. To access the replay, dial 877-870-5176 (858-384-5517 for international callers) and enter the Conference ID #13627494. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company’s website at www.volt.com in the Investors & Governance section.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based), managed service programs, technology outsourcing services and information technology infrastructure services. Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed services programs supporting primarily professional administration, technical, information technology, light-industrial and engineering positions. Our managed service programs consist of managing the procurement and on-boarding of contingent workers from multiple providers. Our technology outsourcing services provide pre and post production development, testing and customer support to companies in the mobile, gaming, and technology devices industries.  In addition, we provide information technology infrastructure services which provide server, storage, network and desktop IT hardware maintenance, data center and network monitoring and operations. Our complementary businesses offer customized talent, technology and consulting solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information visit www.volt.com.

Volt Information Sciences Reports Fiscal 2015 Fourth Quarter and Full Year Results January 13, 2016 Page 4 of 10

Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations, 212-704-7921. These and other SEC filings by the company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the company’s website at http://www.volt.com in the Investor & Governance section.

Investor Contacts:
Paul Tomkins
Volt Information Sciences, Inc.
voltinvest@volt.com
212-704-7921

Lasse Glassen
Addo Communications
lasseg@addocommunications.com
424-238-6249
--Financial Tables to Follow--

Volt Information Sciences Reports Fiscal 2015 Fourth Quarter and Full Year Results January 13, 2016 Page 5 of 10

Results of Operations
(in thousands, except per share data)

	Three Months Ended (unaudited)			Year Ended
	November 1, 2015	August 2, 2015	November 2, 2014	November 1, 2015	November 2, 2014
Revenue:
Staffing services revenue	$342,328	$341,383	$403,065	$1,406,809	$1,599,046
Other revenue	21,646	23,285	26,606	90,088	110,982
Net revenue	363,974	364,668	429,671	1,496,897	1,710,028

Expenses:
Direct cost of staffing services revenue	288,368	288,689	337,045	1,192,992	1,359,048
Cost of other revenue	18,021	19,696	21,922	77,231	92,440
Seling, administrative and other operating costs	54,661	56,890	63,930	229,173	247,986
Restructuring costs	542	1,867	710	3,635	2,507
Impairment charges	672	580	-	6,626
Restatement, investigations and remediation	-	-	-	-	3,261
Total expenses	362,264	367,722	423,607	1,509,657	1,705,242

Operating income (loss)	1,710	(3,054)	6,064	(12,760)	4,786

Interest income (expense), net	(737)	(571)	(813)	(2,672)	(3,263)
Foreign exchange gain (loss)	(96)	1,010	494	(249)	118
Other income (expense), net	578	(178)	(72)	541	198
Income (loss) from continuing operations before income taxes	1,455	(2,793)	5,673	(15,140)	1,839
Income tax provision	1,384	1,351	1,164	4,646	5,226
Income (loss) from continuing operations	71	(4,144)	4,509	(19,786)	(3,387)
Loss from discontinued operations	(315)	-	(2,448)	(4,834)	(15,601)
Net income (loss)	$(244)	$(4,144)	$2,061	$(24,620)	$(18,988)

Per share data:
Basic:
Income (loss) from continuing operations	$-	$(0.20)	$0.22	$(0.95)	$(0.16)
Loss from discontinued operations	(0.01)	-	(0.12)	(0.23)	(0.75)
Net income (loss)	$(0.01)	$(0.20)	$0.10	$(1.18)	$(0.91)
Weighted average shares - basic	20,799	20,741	20,874	20,816	20,863

Income (loss) from continuing operations	$-	$(0.20)	$0.21	$(0.95)	$(0.16)
Loss from discontinued operations	(0.01)	-	(0.11)	(0.23)	(0.75)
Net income (loss)	$(0.01)	$(0.20)	$0.10	$(1.18)	$(0.91)
Weighted average shares - diluted	20,930	20,741	21,013	20,816	20,863

Sequential Results of Operations
(in thousands)

Revenue:
Staffing Services	$342,328	$341,383	$403,065	$1,406,809	$1,599,046
Other Segment	21,646	23,285	26,606	90,088	110,982
Net revenue	$363,974	$364,668	$429,671	$1,496,897	$1,710,028

Operating income (loss):
Staffing Services	$5,556	$3,431	$13,240	$14,284	$25,995
Other Segment	1,379	917	(940)	(4,086)	(750)
Corporate general & administrative	(5,225)	(7,402)	(6,236)	(22,958)	(20,459)
Operating income (loss)	$1,710	$(3,054)	$6,064	$(12,760)	$4,786

Volt Information Sciences Reports Fiscal 2015 Fourth Quarter and Full Year Results January 13, 2016 Page 6 of 10

Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year ended
	November 1, 2015	November 2, 2014
Cash and cash equivalents, beginning of the period	$6,723	$8,855

Changes in operating assets and liabilities	46,712	25,485
Cash (used in) provided by all other operating activities	(3,388)	8,937
Net cash provided by operating activities	43,324	34,422

Net cash used in investing activities	(7,428)	(1,281)

Decrease in cash restricted as collateral for borrowings	10,436	21,349
Net change in borrowings	(28,506)	(38,637)
Purchases of common stock under repurchase program	(4,262)	-
Net cash used in all other financing activities	(1,727)	(1,072)
Net cash used in financing activities	(24,059)	(18,360)

Effect of exchange rate changes on cash and cash equivalents	(924)	(386)

Net cash used in discontinued operations	(7,237)	(17,513)

Net increase (decrease) in cash and cash equivalents	3,676	(3,118)

Change in cash from discontinued operations	(211)	986

Cash and cash equivalents, end of the period	$10,188	$6,723

Cash paid during the period:
Interest	$3,196	$3,539
Income taxes	$3,315	$4,948

Volt Information Sciences Reports Fiscal 2015 Fourth Quarter and Full Year Results January 13, 2016 Page 7 of 10

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	November 1, 2015	November 2, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,188	$6,723
Restricted cash and short-term investments	14,977	32,436
Trade accounts receivable, net of allowances of $960 and $865, respectively	198,385	230,951
Recoverable income taxes	17,583	18,171
Prepaid insurance and other current assets	15,865	24,869
Assets held for sale	22,943	52,198
TOTAL CURRENT ASSETS	279,941	365,348
Prepaid insurance and other assets, excluding current portion	22,790	33,428
Property, equipment and software, net	24,095	25,556
TOTAL ASSETS	$326,826	$424,332

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$29,548	$37,671
Accounts payable	39,164	54,316
Accrued taxes other than income taxes	22,719	15,985
Accrued insurance and other	33,178	37,822
Deferred revenue	1,213	1,857
Short-term borrowings, including current portion of long-term debt	982	129,417
Income taxes payable	1,658	-
Liabilities held for sale	7,345	28,387
TOTAL CURRENT LIABILITIES	135,807	305,455
Accrued insurance and other, excluding current portion	13,699	11,741
Income taxes payable, excluding current portion	6,516	8,526
Long-term debt, excluding current portion	106,313	7,216
TOTAL LIABILITIES	262,335	332,938

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued – none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares;
Issued - 23,738,003 and 23,610,103, respectively; Outstanding – 20,801,080 and 20,922,796, respectively	2,374	2,361
Paid-in capital	75,803	73,194
Retained earnings	38,034	64,119
Accumulated other comprehensive loss	(7,994)	(6,400)
Treasury stock, at cost; 2,936,923 shares and 2,687,307 shares, respectively	(43,726)	(41,880)
TOTAL STOCKHOLDERS’ EQUITY	64,491	91,394
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$326,826	$424,332

Volt Information Sciences Reports Fiscal 2015 Fourth Quarter and Full Year Results January 13, 2016 Page 8 of 10

Unaudited Non-GAAP Statement of Operations and Reconciliations
(in thousands, except earnings per share)

	Three Months Ended November 1, 2015				Three Months Ended November 2, 2014
	GAAP	Special Items	Ref	Non-GAAP	GAAP	Special Items	Ref	Non-GAAP
Revenue:
Staffing services revenue	$342,328	$-		$342,328	$403,065	$-		$403,065
Other revenue	21,646	-		21,646	26,606	-		26,606
Net revenue	363,974	-		363,974	429,671	-		429,671

Expenses:
Direct cost of staffing services revenue	288,368	-		288,368	337,045	-		337,045
Cost of other revenue	18,021	-		18,021	21,922	-		21,922
Selling, administrative and other operating costs	54,661	(368)	(a)	54,293	63,930	(1,800)	(f)	62,130
Restructuring costs	542	(542)	(b)	-	710	(710)	(b)	-
Impairment charges	672	(672)	(c)	-	-			-
Total expenses	362,264	(1,582)		360,682	423,607	(2,510)		421,097

Operating income	1,710	1,582		3,292	6,064	2,510		8,574

Other income (expense), net:
Interest income (expense), net	(737)	-		(737)	(813)	-		(813)
Foreign exchange gain (loss)	(96)	96	(d)	-	494	(494)	(d)	-
Other income (expense), net	578	(764)	(e)	(186)	(72)	-		(72)
Total other income (expense), net	(255)	(668)		(923)	(391)	(494)		(885)

Income from continuing operations before income taxes	1,455	914		2,369	5,673	2,016		7,689
Income tax provision	1,384	-		1,384	1,164	-		1,164
Income from continuing operations	$71	$914		$985	$4,509	$2,016		$6,525

* Basic income from continuing operations	$0.00	$0.04		$0.05	$0.22	$0.10		$0.31
* Diluted income from continuing operations	$0.00	$0.04		$0.05	$0.21	$0.10		$0.31

Basic weighted average number of shares	20,799	20,799		20,799	20,874	20,874		20,874
Diluted weighted average number of shares	20,930	20,930		20,930	21,013	21,013		21,013

Special item adjustments consist of the following:
(a)	Relates primarily to CEO search fees.
(b)	Relates primarily to severance charges associated with headcount reductions.
(c)	Relates to impairment of net assets related to our staffing business in Uruguay.
(d)	Relates primarily to non-cash foreign exchange gain or loss on our intercompany balances.
(e)	Relates primarily to the gain on sale of non-core operations.
(f)	Relates primarily to workers compensation of $1.1 million and asset retirement obligation of $0.7 million.

* Earnings per share may not add in certain periods due to rounding.

Volt Information Sciences Reports Fiscal 2015 Fourth Quarter and Full Year Results January 13, 2016 Page 9 of 10

Unaudited Non-GAAP Statement of Operations and Reconciliations
(in thousands, except earnings per share)

	Twelve Months Ended November 1, 2015				Twelve Months Ended November 2, 2014
	GAAP	Special Items	Ref	Non-GAAP	GAAP	Special Items	Ref	Non-GAAP

Revenue:
Staffing services revenue	$1,406,809	$-		$1,406,809	$1,599,046	$-		$1,599,046
Other revenue	90,088	-		90,088	110,982	-		110,982
Net revenue	1,496,897	-		1,496,897	1,710,028	-		1,710,028

Expenses:
Direct cost of staffing services revenue	1,192,992	-		1,192,992	1,359,048	-		1,359,048
Cost of other revenue	77,231	-		77,231	92,440	-		92,440
Selling, administrative and other operating costs	229,173	(4,548)	(a)	224,625	247,986	(2,300)	(f)	245,686
Restructuring costs	3,635	(3,635)	(b)	-	2,507	(2,507)	(g)	-
Impairment charges	6,626	(6,626)	(c)	-	-	-		-
Restatement, investigations and remediation	-	-		-	3,261	(3,261)		-
Total expenses	1,509,657	(14,809)		1,494,848	1,705,242	(8,068)		1,697,174

Operating income (loss)	(12,760)	14,809		2,049	4,786	8,068		12,854

Other income (expense), net:
Interest income (expense), net	(2,672)	-		(2,672)	(3,263)	-		(3,263)
Foreign exchange gain (loss), net	(249)	249	(d)	-	118	(118)	(d)	-
Other income (expense), net	541	(723)	(e)	(182)	198	-		198
Total other income (expense), net	(2,380)	(474)		(2,854)	(2,947)	(118)		(3,065)

Income (loss) from continuing operations before income taxes	(15,140)	14,335		(805)	1,839	7,950		9,789
Income tax provision	4,646	-		4,646	5,226	-		5,226
Income (loss) from continuing operations	$(19,786)	$14,335		$(5,451)	$(3,387)	$7,950		$4,563

* Basic income (loss) from continuing operations	$(0.95)	$0.69		$(0.26)	$(0.16)	$0.38		$0.22
* Diluted income (loss) from continuing operations	$(0.95)	$0.69		$(0.26)	$(0.16)	$0.38		$0.22

Basic weighted average number of shares	20,816	20,816		20,816	20,863	20,863		20,863
Diluted weighted average number of shares	20,816	20,816		20,816	20,863	20,863		20,863

Special item adjustments consist of the following:
(a)
Relates primarily to stock-based compensation granted to our new Board of Directors of $1.5 million, costs incurred with responding to activist shareholders and related Board of Directors search fees as well as legal and other items.

(b)	Relates primarily to severance charges associated with the departure of our former Chief Executive Officer and Chief Financial Officer.
(c)
Relates primarily to impairment of capitalized internally developed software, impairment of net assets in our publishing and printing business in Uruguay as well as impairment of goodwill and net assets related to our staffing business in Uruguay.

(d)	Relates primarily to non-cash foreign exchange gain or loss on our intercompany balances.
(e)	Relates primarily to the gain on sale of non-core operations.
(f)
Relates primarily to workers compensation of $1.1 million, asset retirement obligation of $0.7 million and a bonus paid to our former Chief Financial Officer for the filing of our 2011 and 2012 Form 10-K of $0.5 million.

(g)	Relates primarily to severance charges in our Staffing segment from our divestiture of ProcureStaff and our traditional staffing restructuring.
* Earnings per share may not add in certain periods due to rounding.

Volt Information Sciences Reports Fiscal 2015 Fourth Quarter and Full Year Results January 13, 2016 Page 10 of 10

Unaudited Reconciliation of Non-GAAP Income (Loss) from Continuing Operations to Adjusted EBITDA
(in thousands)

	Three Months Ended
	November 1, 2015	November 2, 2014

GAAP income from continuing operations	$71	$4,509
Special items	914	2,016
Non-GAAP income from continuing operations	985	6,525

Adjustments:
Depreciation and amortization	1,701	2,105
Share-based compensation expense	342	800
Other (income) loss, net (a)	923	885
Provision for income taxes	1,384	1,164
Adjusted EBITDA	$5,335	$11,479

	Twelve Months Ended
	November 1, 2015	November 2, 2014

GAAP loss from continuing operations	$(19,786)	$(3,387)
Special items	14,335	7,950
Non-GAAP income (loss) from continuing operations	(5,451)	4,563

Adjustments:
Depreciation and amortization	6,811	9,323
Share-based compensation expense (b)	1,400	1,198
Other (income) loss, net (a)	2,854	3,065
Provision for income taxes	4,646	5,226
Adjusted EBITDA	$10,260	$23,375

(a)	Includes interest income (expense) and other income (expense), net
(b)	Excludes stock-based compensation granted to our new Board of Directors

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information, which includes adjustments for special items, as additional information for its consolidated income (loss) from continuing operations, segment operating income (loss) and adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that the presentation of these Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because it permits evaluation of the results of the Company’s continuing operations without the effect of special items that management believes make it more difficult to understand and evaluate the Company’s results of operations.